Exhibit No. 1

                             JOINT FILING AGREEMENT

         JOINT  FILING   AGREEMENT  AMONG  Haskell  D.  Mallory  and  Harold  D.
Pennington, Sr.

         WHEREAS, in accordance with Rule 13d-l (k) under the Securities Exchange Act of 1934 (the "Act"), only one statement containing the information required by Schedule 13G and any amendments thereto need be filed whenever two or more persons are required to file such a statement or any amendments thereto with respect to the same securities, provided that said persons agree in writing that such statement or any amendment thereto is filed on behalf of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreement contained herein, the parties hereto agree as follows:

         Haskell D. Mallory and Harold D. Pennington, Sr. do hereby agree, in accordance with Rule 13d-1 (k) under the Act, to file a Schedule 13G and any amendments thereto, relating to their ownership of the common stock of FNB Bancshares, Inc. and do hereby further agree that said Schedule 13G shall be filed on behalf of each of them.

Date:  April 27, 2000



                                            /s/ Haskell D. Mallory
                                            -----------------------------
                                            Haskell D. Mallory

                                            /s/ Harold D. Pennington, Sr.
                                            -----------------------------
                                            Harold D. Pennington, Sr.